SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 1, 2015

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 29, 2015, the State of Israel's Minister of Infrastructure, Energy and Water Resources (the “Energy Minister”) approved the annexation of 67,950 dunam (approximately 16,791 acres) into Zion’s existing Megiddo-Jezreel Petroleum Exploration License No. 401. The additional acreage derived from the southern portion of Zion’s former Jordan Valley License. An approximate equal amount of acreage was relinquished from our Megiddo-Jezreel License so that the overall total area of our license remains at approximately 400,000 dunam (400 square kilometers or 98,842 acres), the maximum size authorized under Israel law. Zion filed our application to Israel’s Petroleum Commissioner on April 10, 2014 so it has taken almost one year to gain final approval.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	–	English Translation of Hebrew Letter from the Minister of Infrastructure, Energy and Water dated March 29, 2015.

Exhibit 99.2	–	Press release dated April 1, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: April 1, 2015	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
President and Chief Operating Officer

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